UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2018

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On February 2, 2018, Proofpoint, Inc., a Delaware corporation (“Proofpoint”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wombat Security Technologies, Inc., a Delaware corporation (“Wombat”), Wales Acquisition Sub Corp., a Delaware corporation and wholly-owned subsidiary of Proofpoint (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, as Stockholders’ Agent.

The Merger Agreement provides for the merger of Merger Sub with and into Wombat (the “Merger”), with Wombat surviving the Merger as a wholly-owned subsidiary of Proofpoint. The aggregate consideration payable in exchange for all of the outstanding equity interests of Wombat is approximately $225 million. The consideration is subject to an adjustment based on (i) customary purchase price adjustment provisions for indebtedness, cash, transaction expenses and net working capital of Wombat and (ii) indemnification obligations of Wombat stockholders and optionholders after the closing of the Merger. Approximately 10% of the aggregate consideration will be placed in escrow to satisfy certain indemnification obligations of Wombat stockholders and optionholders as described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by Proofpoint, Wombat and Merger Sub. The closing of the Merger is subject to customary closing conditions.

Item 2.02                   Results of Operation and Financial Condition.

On February 6, 2018, Proofpoint issued a press release announcing financial results for the quarter and full year ended December 31, 2017.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto (the “2.02 Information”) are being furnished pursuant to Item 2.02 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 2.02 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01                   Regulation FD Disclosure.

On February 2, 2018, Proofpoint issued a press release announcing the pending acquisition of Wombat. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference. In connection with the press release, Proofpoint announced that, contingent upon the closing of such acquisition, for the full year 2018 Proofpoint was increasing its expected total revenue range forecast by $30 to $32 million, increasing its expected billings range forecast by $30 to $32 million, reducing the Non-GAAP net income range by $5-$6 million and increasing its free cash flow forecast by $2 million. Also contingent upon closing, for the 1st quarter 2018 Proofpoint is expecting a reduction in the Non-GAAP net income range by $1 million and it expects no other material impact to the rest of its financial outlook for the quarter. Proofpoint’s policy is not to reiterate or adjust financial guidance unless it is also done through a public disclosure such as a press release or Form 8-K.

The information contained in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.2 attached hereto (the “7.01 Information”) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will the 7.01 Information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release of Proofpoint, Inc. announcing earnings results, dated February 6, 2018
99.2	Press release of Proofpoint, Inc. announcing entry into definitive agreement with Wombat Security Technologies, Inc., dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: February 6, 2018	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer